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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                         CONTACT:  Donald J. Williamson
May 3, 2004                                   PHONE:  (810) 577-8473


                       SPORTS RESORTS INTERNATIONAL, INC.
                            SEEKS HORSE TRACK LICENSE

OWOSSO, Mich. - Sports Resorts International, Inc. (Nasdaq: SPRI) today announced that it has recently met with officials from the State of Michigan's Office of Racing Commissioner to discuss filing an application for harness racing at SPRI's proposed sports and entertainment complex in Mt. Morris Township, Mich. If SPRI completes a license application and it is approved, a five-eighths mile harness racing track would be incorporated into existing plans for the complex.

Currently, the Company through its wholly-owned subsidiaries, manufacturers and markets high-quality drop-in bedliners and other truck accessories for the original equipment manufacturers and automotive aftermarket business and owns and operates a multi-purpose motor sports facility located near Brainerd, Minn.

Certain statements included in this press release are "forward-looking" statements, such as those relating to anticipated events or activities. The Company's performance and financial results could differ materially from those reflected in the forward-looking statements due to financial, economic, regulatory and political factors as described in the Company's filings with the Securities and Exchange Commission. Therefore, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events.

For further information contact Donald J. Williamson at 810-577-8473 or visit our Web site at: www.sportsresortsinternational.com.
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